                                                                 EXHIBIT (10)(x)


                           EXCLUSIVE SUPPLY AGREEMENT


         THIS EXCLUSIVE SUPPLY AGREEMENT (this "Agreement") is made and entered into on December 17, 2003 (the "Effective Date"), by and among GUILFORD MILLS, INC., a Delaware corporation ("Guilford"), and GUILFORD DE MEXICO, S.A. DE C.V., an entity organized under the laws of Mexico ("NewGuilford", and together with Guilford, "Purchaser"), and TEXTILES ZANA, S.A. DE C.V., an entity organized under the laws of Mexico ("TZ"), AMERICAN TEXTIL ACQUISITION, LLC, a North Carolina limited liability company ("Acquisition, LLC"), SERVICIOS CORPORATIVOS AMBAR S.A. DE C.V. ("SCA") and AMERICAN TEXTIL, S.A. DE C.V., an entity organized under the laws of Mexico ("AT").

                                    RECITALS:

         WHEREAS, NewGuilford is a wholly-owned subsidiary of Guilford; and

         WHEREAS, on the Effective Date, Guilford, TZ, Acquisition LLC, SCA and AT have entered into a Purchase and Release Agreement, pursuant to which Guilford sold to TZ all of Guilford's direct and indirect equity interests in Acquisition LLC and AT (the "Purchase Agreement"), causing Acquisition LLC, SCA and AT to become direct or indirect subsidiaries of TZ; and

         WHEREAS, as an inducement to Guilford to enter into the Purchase Agreement, TZ, Acquisition LLC, SCA and AT have agreed to enter into this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises set forth herein and in the Purchase Agreement, the parties agree as follows:

1. TERM. The term of this Agreement (the "Term") shall commence on the Effective Date and shall end on the earlier of (i) ninety (90) days after either party's delivery of written notice of termination to the other, provided, however, that such written notice may not be delivered prior to September 17, 2004, or (ii) an Early Termination Event (as defined in Section 6 below) (either such date, the "Termination Date").

2.       CUSTOMERS; FABRIC.

         (a) On and after the Effective Date, NewGuilford shall be the vendor of record for sales of certain styles of automotive fabric manufactured or improved by AT and sold to certain customers, each as set forth on Schedule 2(a), attached hereto and incorporated herein by reference ("Fabric" and "Customers", respectively).

         (b) Certain Fabric shall be manufactured by AT to certain specifications (such Fabric identified on Schedule 2(a) and referred to herein as "AT-Made Fabric"), such specifications set forth on Schedule 2(b), attached hereto and incorporated herein by reference. The specifications for AT-Made Fabric may include, without limitation, requirements that AT knit, weave, dye, finish, and/or laminate AT-Made Fabric. At any time and from time to time, if Purchaser desires


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to amend the specifications for AT-Made Fabric, it shall do so in accordance with the Specification Amendment Procedure set forth in Section 2(d) below.

         (c) Certain other Fabric shall be manufactured by Purchaser or procured by Purchaser from third party suppliers and, in Purchaser's sole discretion, may be delivered to AT for lamination in accordance with certain specifications (such Fabric identified on Schedule 2(a) and referred to herein as "Laminated Fabric"), such specifications set forth on Schedule 2(b). At any time and from time to time, if Purchaser desires to amend the specifications for Laminated Fabric, it shall do so only in accordance with the Specification Amendment Procedure set forth in Section 2(d) below.

         (d) If Purchaser desires to amend the specifications for any Fabric, Purchaser shall deliver to AT written notice containing (i) a description of the particular Fabric style and end use relevant to the amendment, (ii) the desired amendment to the specifications, and (iii) the effective date of the amendment (the "Amendment Notice"). Within thirty (30) days after Purchaser's delivery of the Amendment Notice to AT, AT may deliver to Purchaser (i) a written rejection to the Amendment Notice, (ii) a written acceptance of the Amendment Notice or (iii) a written acceptance stating that such acceptance is subject to the Purchaser being responsible for additional costs with respect to the changes set forth in such Amendment Notice (the "Qualified Acceptance") and such additional costs shall be specifically stated in the Qualified Acceptance. Purchaser shall have ten (10) days from its receipt of a Qualified Acceptance to accept and agree to the terms set forth therein. If AT does not deliver to Purchaser a written rejection of the Amendment Notice or a Qualified Acceptance within thirty (30) days after Purchaser's delivery to AT of the Amendment Notice, or if AT delivers to Purchaser a written acceptance of the Amendment Notice, then the specifications shall be amended as set forth in the Amendment Notice, and AT shall produce such Fabric in accordance with such amended specifications. If AT delivers to Purchaser a written rejection within thirty (30) days after Purchaser's delivery to AT of the Amendment Notice, or if Purchaser rejects the Qualified Acceptance, if applicable, then Purchaser shall be entitled to obtain such Fabric (or Lamination Services, if such Fabric is Laminated Fabric) with the amended specifications from an entity other than AT. The procedure described in this Section 2(d) is the "Specification Amendment Procedure."

3.       PURCHASE; PAYMENT TERMS.

         (a)      AT-Made Fabric.

                  (i) Subject to Section 3(d) below and except as otherwise provided in this Agreement, during the Term, Purchaser shall order from AT, and AT shall supply to Purchaser, all of Purchaser's requirements of AT-Made Fabric for sales to Customers.

                  (ii) Subject to Section 3(g) and Section 9 below, the purchase price per meter that Purchaser shall pay to AT for AT-Made Fabric shall be ninety percent (90%) of the Net Sales Price (as defined in Section 3(a)(iii) below) in connection with the relevant AT-Made Fabric.


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                  (iii)    For purposes of this Agreement, "Net Sales Price",
                           with respect to any AT-Made Fabric, means the price per meter of such AT-Made Fabric that will be charged by Purchaser to the Customer for whom such AT-Made Fabric is manufactured, exclusive of taxes and tariffs, less any royalty which is paid by AT, and reimbursed to AT by Purchaser (as more particularly set forth in Section 3(a)(iv) hereunder). All Net Sales Prices are set forth on Schedule 2(a); provided, however, that if Purchaser determines, in good faith, that it may be necessary for Purchaser to reduce any Net Sales Price for any AT-Made Fabric to any Customer in order to retain such Customer's business, then (A) if AT agrees to such reduction,
                           Schedule 2(a) shall be amended to reflect such reduced Net Sales Price, or (B) if AT does not agree to such reduction, Purchaser shall be entitled to obtain such AT-Made Fabric from another supplier. If Purchaser elects to increase the price sold to Customers resulting in a change in the Net Sales Price for any AT-Made Fabric, then Schedule 2(a) shall be amended to reflect the new Net Sales Price. If AT's production costs increase in such a manner that it is necessary to increase the Net Sales Price for its business to be viable, AT shall notify such need to Purchaser, and Purchaser shall negotiate in good faith with the Customer to increase the prices charged such that it will be sufficient to offset AT's increased production cost; provided, however, that Purchaser makes no guarantee as to the success of such negotiations or any such price increase.

                  (iv) When applicable, Purchaser shall reimburse AT for any royalty required to be paid and actually paid by AT with respect to the sale of AT-Made Fabric to Purchaser in accordance with the royalty arrangements in existence as of the date hereof as set forth in
                           Schedule 3(a)(iv) of this Agreement attached hereto and incorporated herein by reference.

         (b)      Lamination Services.

                  (i) Subject to Section 3(d) below and except as otherwise provided in this Agreement, during the Term, Purchaser, in its sole discretion, may order from AT and, if so ordered, AT shall supply to Purchaser, lamination services for Laminated Fabric ("Lamination Services").

                  (ii) The price per meter that Purchaser shall pay to AT for Lamination Services shall be the "Lamination Price" set forth on Schedule 2(a); provided, however, that if Purchaser determines, in good faith, that it may be necessary for Purchaser to reduce the price set forth on Schedule 2(a) for any Lamination Service for any Customer in order to retain such Customer's business, then (A) if Purchaser and AT agree on such reduction, Schedule 2(a) shall be amended to reflect such reduction, or (B) if Purchaser and AT do not agree on such reduction, Purchaser shall be entitled to obtain such Lamination Services from another supplier.


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         (c)      Weekly Demand Releases.

                  (i) Subject to Section 3(d) below and except as otherwise provided in this Agreement, during the Term, Purchaser shall order from AT Fabric and Lamination Services by having its Automotive Business Unit Planning Manager deliver by facsimile or e-mail to AT's Operation Manager, with copy to AT's Planning Assistant, a report of Purchaser's requirements, such report being substantially in the form of Exhibit A, attached hereto and incorporated herein by reference (a "Weekly Demand Release"). Purchaser shall use its reasonable best efforts to deliver the Weekly Demand Release by 11:00 A.M. EST on Monday of each week (the "Release Date").

                  (ii) The Weekly Demand Release shall set forth the number of meters of each style of Fabric and the number of meters of each style of Laminated Fabric for which Lamination Services are being ordered that will be required during the ninety (90) day period following the Release Date, the applicable purchase price for such Fabric and Lamination Services and the Customers' required delivery dates.

                  (iii) Upon receipt of each Weekly Demand Release, AT shall accept or reject the new production requirements set forth in such Weekly Demand Release that have not been previously accepted by AT (the "New Requirements") no later than seventy-two (72) hours following their receipt of the Weekly Demand Release on the Release Date excluding holidays and weekends. AT shall not be entitled to reject any production requirements previously accepted by AT. AT shall reject the New Requirements by notifying the Purchaser's Automotive Business Unit Planning Manager by facsimile or email; provided, however, that AT shall not reject any New Requirements except pursuant to Section 3(d) below. AT's failure to reject in such manner shall be deemed an acceptance.

                  (iv) After the Release Date, with respect to a Weekly Demand Release that has been accepted by AT,
                           Purchaser: (A) shall not modify the production requirements for the thirty (30) day period following the Release Date without AT's written consent; and
                           (B) shall not modify the production requirements during the period beginning thirty (30) days after the Release Date and ending ninety (90) days after the Release Date by more than fifteen percent (15%) of the volume requested without AT's written consent.

                  (v) If AT accepts a Weekly Demand Release, then Purchaser shall purchase all Fabric ordered therein, as such order may be modified in accordance with Section 3(c)(iv) above.

                  (vi) If AT consents to a modification beyond the modifications allowed


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                           pursuant to Section 3(c)(iv) above of any Weekly
                           Demand Release, including, but not limited to, a modification of volume requirements or delivery dates, then any failure of AT to perform in accordance with such modification shall be a breach of this Agreement.

                  (vii) If AT rejects any Weekly Demand Release, Purchaser shall be entitled to obtain from other suppliers, including Purchaser or Purchaser's affiliates, the Fabric and/or Lamination Services ordered therein.

                  (viii) If AT fails to deliver any Fabric, including Laminated Fabric, on or before the delivery date for such Fabric as set forth in the Weekly Demand Release (as such delivery date may be modified by Purchaser in accordance with Section 3(c)(iv) above or by AT's written consent), then upon Purchaser's request, AT shall (A) ship, at AT's sole expense, such Fabric to the appropriate Customer using an expedited, premium freight service, and (B) reimburse Purchaser for any other expenses or losses that Purchaser incurs as a result of such late delivery; provided that Purchaser shall use its reasonably best efforts to obtain the best settlement possible as to any Customer claim which may result in such reimbursed losses and provide reasonable documentation as to such reimbursed losses.

         (d) Lack of AT Capacity. AT shall devote to the production of Fabric and the performance of Lamination Services the number of machines, personnel and other resources of AT as necessary for AT to have the same production capacity as available on the Effective Date. If, upon receipt of any Weekly Demand Release, AT determines in good faith and provides to Purchaser evidence that AT is unable to fulfill Purchaser's requirements of Fabric as set forth in such Weekly Demand Release because the number of meters of Fabric, including Laminated Fabric, required by Purchaser exceeds AT's manufacturing capacity, AT promptly shall notify Purchaser of such inability. If, within ten
(10) days after AT notifies Purchaser of such inability, Purchaser and AT cannot agree upon a modification of such Weekly Demand Release that falls with in AT's manufacturing capacity, Purchaser shall be entitled to obtain the portion of Purchaser's requirements of Fabric as set forth in such Weekly Demand Release, which AT is unable to fulfill, as specifically communicated by AT to Purchaser, from another supplier. If AT does not specify the portion of the Weekly Demand Release which it is unable to fulfill with reasonable specificity, Purchaser shall be entitled to obtain all or any portion of the Purchaser's requirements of Fabric as set forth in the Weekly Demand Release, including the portion, if any, for which AT has capacity to produce, from another supplier.

         (e) Invoices. Upon the packing of Fabric that conforms to the specifications set forth on Schedule 2(b) applicable to such Fabric ("First Quality Fabric"), AT shall deliver to Purchaser an invoice for such First Quality Fabric, referencing the applicable Weekly Demand Release and applicable Customer and setting forth the amount owed to AT by Purchaser (each such invoice, an "Invoice"). Title to and ownership of AT-Made Fabric shall vest in Purchaser on the date of the applicable Invoice. To the extent that there are any value added or sales taxes due from AT to any national, state or local governmental authority arising from AT's sale of the Fabric or Lamination Services to Purchaser ("Taxes"), the amount of such Taxes shall be added to the


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applicable Invoice and Purchaser shall pay to AT such Taxes in addition to the purchase price of the Fabric or Lamination Services billed on such Invoice.

         (f)      Payment Dates. For Invoices dated prior to the sixteenth
(16th) day of any calendar month, Purchaser shall pay to AT the total amount of such Invoice no later than the last day of such calendar month. For Invoices dated on or after the sixteenth (16th) day of any calendar month, Purchaser shall pay to AT the total amount of such Invoice no later than the fifteenth
(15th) day of the following calendar month. Any past due amount on such Invoices shall accrue interest at a rate equal to the prime rate, as quoted by Wachovia Bank, N.A., from time to time, plus 3%.

         In the event any portion of the amount due as stated in an Invoice is disputed in good faith by Purchaser, and Purchaser provides reasonably sufficient evidence of such dispute, Purchaser shall pay the undisputed portion of the Invoice in accordance with its terms. Otherwise Purchaser shall pay the full amount due as stated in the relevant Invoice. The disputed portion of the relevant Invoice shall be negotiated in good faith by Purchaser and AT.

         Purchaser may set-off amounts due and owing on any Invoice from any amounts owed by AT to Purchaser.

         (g) Deposit. On the Effective Date and from time to time thereafter, Purchaser may pay to AT a deposit as set forth on Schedule 3(g), attached hereto and incorporated herein by reference, to be applied against Purchaser's purchase of Fabric and/or Lamination Services (the "Deposit"). No later than the fifteenth (15th) day of each calendar month, AT shall provide to Purchaser an accounting of the application of the Deposit during the previous calendar month and the Deposit balance as of the end of such previous calendar month. The Deposit shall be applied as follows:

                  (i) In accordance with the schedule set forth on Schedule 3(g), AT shall apply to the amounts of certain invoices a portion of the Deposit equal to five percent (5%) of the total amount of each Invoice, thereby reducing the amount owed by Purchaser under such Invoice to ninety-five percent (95%) of the amount of such Invoice calculated pursuant to Sections 3(a)(ii) and 3(b)(ii);

                  (ii) After delivery of each Invoice to which a portion of the Deposit is applied in accordance with Section 3(g)(i) above, the Deposit balance as shown in AT's books and records shall be reduced by such portion;

                  (iii) At such time as the Deposit balance is less than five percent (5%) of the Invoice to which a portion of the Deposit is to be applied pursuant to Section 3(g)(i) above, the total amount of the Deposit balance shall be applied to such Invoice, and, thereafter, Purchaser shall pay the full amount of each Invoice; and

                  (iv) If, on the Termination Date, there is a Deposit balance, then:


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                           (A)      such Deposit balance shall be applied to any
                                    unpaid Invoices, beginning with the oldest
                                    Invoice and continuing toward the most
                                    recent Invoice, until either all Invoices have a zero (0) balance or the Deposit balance is zero (0); and

                           (B) any Deposit balance remaining after the process described in Section 3(g)(iv)(A) above shall be added to the outstanding principal balance of the Note (as defined in the Purchase Agreement) and repaid by AT to Guilford in accordance with the terms thereof. If mutually agreed upon, the Note may be re-issued from time to time to reflect the new principal balance, if applicable.

         (h)      USD Standard.

                  (i) All calculations, Invoices and payments required or permitted by this Agreement shall be in US Dollars ("USDs"); provided, however, that if any Customer requires that it be billed and permitted to pay Purchaser in Mexican Pesos ("Pesos"), then the Net Sales Prices, Invoices and payments by Purchaser to AT related to such Customer shall be calculated and paid in Pesos.

                  (ii) For purposes of this Agreement, the initial exchange rate between the USD and the Peso expressed as a fraction is $1.00 USD/$11.2728 Peso (the "Exchange Rate"). If, during the Term, the Exchange Rate increases or decreases as published in the Diario Oficial de la Federacion of Mexico as the exchange rate for payment of obligations by more than five percent (5%), the Net Sales Prices set forth on
                           Schedule 2(a) shall be adjusted in the same proportion as the increase/decrease in the Exchange Rate.

                  (iii) If the Net Sales Prices are increased or decreased pursuant to this Section 3(h), then (A) Schedule 2(a) shall be amended to reflect the increased or decreased Net Sales Prices, and (B) for purposes of calculating future increases in the Exchange Rate, the Exchange Rate shall be that exchange rate between the USD and the Peso as published by Diario Oficial de la Federacion of Mexico as the exchange rate for payment of obligations on the date that the Net Sales Prices were increased or decreased pursuant to this
                           Section 3(h).

         (i) In Process Fabric and Existing Fabric. Purchaser and AT acknowledge that, as of 11:59 P.M. EST on the Effective Date, certain Fabric is in process pursuant to Customer orders obtained by AT prior to the Effective Date ("In Process Fabric"), and certain Fabric has been packed and is awaiting shipment pursuant to Customer orders obtained by AT prior to the Effective Date ("Existing Fabric").


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                  (i)      On the Effective Date, Purchaser shall purchase from
                           AT, and AT shall sell to Purchaser, the Existing Fabric. On the Effective Date, AT shall execute and deliver to Purchaser a Bill of Sale for the Existing Fabric, the form of which is attached hereto as Exhibit B (the "Bill of Sale"), and thereafter, the Existing Fabric shall be included in and covered by AT's representations, warranties and covenants as if the Existing Fabric was AT-Made Fabric or Laminated Fabric, as applicable. The purchase price per meter that Purchaser shall pay to AT for the Existing Fabric shall be ninety percent (90%) of the Net Sales Price (the "Purchase Price") and shall be paid by Purchaser to AT in accordance with the following provisions of this Section 3(g) below. In addition, Purchaser shall pay any Taxes owed for the Existing Fabric.

                  (ii) The parties shall estimate the amount of the First Quality Fabric that is packed and awaiting shipment as of the Effective Date and shall set forth the same on Schedule 3(i)(ii), attached hereto and incorporated herein by reference (the "Estimated Existing Fabric"). On the Effective Date, Purchaser shall pay to AT ninety-five percent (95%) of the Purchase Price for the Estimated Existing Fabric (the "Estimated Payment").

                  (iii) Within fourteen (14) days after the Effective Date, Purchaser and AT shall conduct an inventory and examine the books and records of AT to determine the type and amount of Existing Fabric and jointly prepare a written report describing the Existing Fabric (such report, the "Existing Fabric Inventory"); provided, however, that the Existing Fabric Inventory shall include only First Quality Fabric that was packed, awaiting shipment and in AT's warehouse at 11:59 P.M. EST on the Effective Date.

                  (iv) If the Purchase Price for the Existing Fabric listed on the Existing Fabric Inventory exceeds the Estimated Payment, then Purchaser, within ten (10) days after the Existing Fabric Inventory has been prepared, shall pay to AT such excess. If the Estimated Payment exceeds the Purchase Price for the Existing Fabric listed on the Existing Fabric Inventory, then AT, within ten (10) days after the Existing Fabric Inventory has been prepared, shall pay to Purchaser such excess. Any amount due to either AT or Purchaser pursuant to this Section 3(i)(iv) may be credited or offset (in the sole discretion of the payor) against any amounts due from either Purchaser or AT, respectively, pursuant to
                           Section 3(b)(iv) of the Purchase Agreement.

                  (v) At 11:59 P.M. EST on the Effective Date, In Process Fabric shall become subject to this Agreement as if Purchaser had obtained the Customer order covering such In Process Fabric. Therefore, after the Effective Date, Purchaser shall direct AT with respect to scheduling the production of In Process Fabric and, upon the packing of In Process Fabric, AT shall deliver to Purchaser an Invoice covering such In Process Fabric that is First Quality Fabric in accordance with Section 3(e) above.


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         (j)      Guilford Guaranty. Without limiting the foregoing, Guilford hereby guaranties the payment and collection of all amounts owed to AT by NewGuilford in accordance with this Section 3.

4.       QUALITY; CUSTOMER COMPLAINTS.

         (a) All Fabric, including, without limitation, Existing Fabric and In Process Fabric, purchased by Purchaser from AT shall (i) be First Quality Fabric, (ii) conform to the applicable Weekly Demand Release, and (iii) be merchantable (any Fabric that fails to conform with the requirements of this Section 4(a), "Defective Fabric").

         (b) Upon Purchaser's receipt of a claim from any Customer that any Fabric is Defective Fabric, Purchaser promptly shall notify AT of such claim, giving AT a description setting forth the manufacturing order number and piece number so that AT will be able to identify the Fabric. Purchaser and AT shall review such claim and confer with each other and the Customer to determine whether such Fabric is Defective Fabric. AT, with Purchaser's prior consent (such consent not to be unreasonably withheld), may contact the complaining Customer directly in order to discuss such Customer's claim. If, after Purchaser's and AT's efforts to resolve the claim, (i) Purchaser reduces the Net Sales Price in order to induce the Customer to purchase the Fabric, then Purchaser shall be entitled to a refund from AT of ninety percent (90%) of such reduction; or (ii) the Customer refuses to purchase the Fabric because it is Defective Fabric, then Purchaser shall be entitled to return to AT, at AT's sole cost, expense and risk of loss, the Defective Fabric for, at the election of Purchaser, (A) a full refund of the amounts paid by Purchaser to AT for such Defective Fabric, or (B) replacement Fabric. In Purchaser's sole discretion, any refund may be in the form of a credit against existing or future Invoices. Purchaser's rights with respect to such Defective Fabric shall be in addition to any other rights Purchaser may have hereunder or under applicable law, including, without limitation, any rights to indemnification under Section 11 below.

         (c) All Lamination Services performed by AT shall be performed (i) in a workman-like manner to Purchaser's specifications, (ii) shall conform to the applicable Weekly Demand Release, and (iii) shall not cause any Laminated Fabric to cease being First Quality Fabric (as defined in Section 3(e) herein) or to become Defective Fabric (as such term is defined in Section 4(a) above).

         (d) Upon Purchaser's receipt of a claim from any Customer that any Lamination Service performed by AT was not performed in accordance with Section 4(c) above, Purchaser promptly shall notify AT of such claim, giving AT a description sufficient for AT to identify the Laminated Fabric. Purchaser and AT shall review such claim and confer with each other and the Customer to determine whether such Laminated Fabric is Defective Fabric. AT, with Purchaser's prior consent (such consent not to be unreasonably withheld), may contact the complaining Customer directly in order to discuss such Customer's claim. If, after Purchaser's and AT's efforts to resolve the claim, (i) Purchaser reduces the selling price to the Customer of the Laminated Fabric in order to induce the Customer to purchase the Laminated Fabric, then Purchaser shall be entitled to a refund from AT of the amount of such reduction; or (ii) the Customer refuses to purchase the Laminated Fabric because it is Defective Fabric, then AT shall


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

refund to Purchaser (i) all amounts paid by Purchaser to AT with respect to such Lamination Services, and (ii) all amounts paid or owed by Purchaser for the purchase of the Laminated Fabric and all other costs or expenses incurred by Purchaser in the production or improvement of the Laminated Fabric, if any. In Purchaser's sole discretion, such refund may be in the form of a credit against existing or future Invoices. Purchaser's rights with respect to such Laminated Fabric shall be in addition to any other rights Purchaser may have hereunder or under applicable law, including, without limitation, any rights to indemnification under Section 11 below.

         (e) Each of AT and Purchaser shall use their commercially reasonable best efforts to cooperate with each other with respect to scheduling production of and shipping Fabric, including, without limitation, Laminated Fabric, and resolving any complaints by Customers concerning Fabric (including, without limitation, Laminated Fabric), including, without limitation, complaints involving quality, production times or service issues; provided, however, that AT shall not communicate directly with any Customer with respect to Fabric without the prior written consent of Purchaser. In the event that AT produces Fabric, including, without limitation, Laminated Fabric or Piece-Dyed Fabric, that does not conform to the specifications for that Fabric, AT may ship such Fabric to the Customer for whom it was ordered upon obtaining Approval. "Approval" means Purchaser's written instructions to ship such Fabric, such instructions given in Purchaser's sole discretion and delivered to AT after AT has delivered written notice to Purchaser that such Fabric does not conform to its specifications and describing in reasonable detail the nonconformity. Anything herein to the contrary notwithstanding, Purchaser's failure to give or delay in giving Approval shall not toll or extend the production time or delivery date.

5. INVOICED INVENTORY. For a maximum of thirty (30) days, at no additional cost to Purchaser, AT shall hold at mutually agreed upon finished product warehouses (provided that, AT shall not be bound to provide more than 600 square meters of storage space) Fabric for which it has delivered to Purchaser an Invoice until Purchaser requests that such Fabric be shipped to another location (such Fabric, "Invoiced Inventory"); provided, however, that after such thirty
(30) day period, AT shall be entitled to collect from Purchaser a reasonable monthly fee, such fee being set forth on Schedule 5, attached hereto and incorporated herein by reference, for the storage of such Invoiced Inventory. Should Purchaser require more than 600 square meters of storage space for Fabric, (a) if AT has any available space it shall hold the Fabric and charge a reasonable monthly fee for the storage of Fabric beyond the 600 square meters, or (b) if AT does not have any available space, it shall notify so to Purchaser, and deposit the Fabric in the warehouse that Purchaser notifies to AT, or failing to do so in warehouse chosen by AT, at Purchaser's sole cost. AT shall:
(i) take reasonable care to safeguard the Invoiced Inventory, (ii) store the Invoiced Inventory in a manner to avoid damage, destruction and theft; provided, however, that Purchaser agrees that AT's current manner of storing Invoiced Inventory is satisfactory; (iii) segregate the Invoiced Inventory from the inventory of AT and inventory of others held by AT; (iv) identify, through labeling or otherwise, the Invoiced Inventory as owned by Purchaser; (v) not permit any liens of AT's creditors to attach to the Invoiced Inventory; (vi) pack the Invoiced Inventory for shipping in accordance with Purchaser's instructions consistent with past practices; and (vii) arrange for shipping of the Invoiced Inventory in accordance with Purchaser's instructions consistent with past practices, such instructions to be provided to AT, along with all necessary shipping documents, at least forty-eight (48) hours prior to Purchaser's desired shipping date. In addition, AT shall procure and provide, at AT's sole expense, and shall provide to Purchaser evidence of insurance policies covering the Invoiced Inventory against loss caused by theft, fire, flood, natural disaster and other casualty naming Purchaser as an additional insured. Such insurance shall be in such amounts and under such terms as consistent with AT's past practices and existing policies, and AT shall notify Purchaser of the amount of such insurance so that Purchaser may obtain additional insurance to insure for the balance of the full replacement value if so desired. Purchaser shall be entitled to inspect and count the Invoiced Inventory at any time during AT's normal business hours.

6.       EARLY TERMINATION EVENTS.

         (a) Upon the occurrence of any of the following events, Purchaser may terminate this Agreement by delivering written notice of such termination to
AT:

                  (i) The amount of Purchaser's returns and allowances with respect to Fabric and Lamination Services (based on the Net Sales Prices of the Fabrics returned by Customers, the amounts paid by Purchaser to AT with respect to Laminated Fabrics returned by Customers and the amounts of any reductions in price arising from quality claims allowed to Customers) during any consecutive sixty (60) day period exceeds two and one-half percent (2.5%) of the aggregate amount of sales of Fabric to Customers during the same period (based on the Net Sales Prices); provided, however, that any Fabric, including, but not limited to Laminated Fabric, for which AT has obtained Approval that is subsequently returned by the Customer shall not be included in the calculations of returns and allowances.

                  (ii) Delivery, during any consecutive sixty (60) day period, of more than ten percent (10%) of all shipments of Fabric, including, without limitation, Laminated Fabric, Existing Fabric and In Process Fabric, after the delivery date set forth in the applicable Weekly Demand Release (as such delivery date may be modified by Purchaser in accordance with
                           Section 3(c)(iv) above or by AT's written consent.

                  (iii) Three (3) notifications, pursuant to Section 3(d) above, in any sixty (60) day period by AT to Purchaser that AT is unable to fulfill Purchaser's requirements of Fabric and/or Lamination Services as set forth in the Weekly Demand Release.

                  (iv) AT's failure to pay timely any amount owed by AT to Purchaser within ten (10) days after receipt of written notice from Purchaser of such failure;

                  (v) AT's failure to cure any breach of this Agreement, other than the breach described in Section 6(a)(i) above, within ten (10) days after Purchaser's delivery to AT of written notice thereof; or

                  (vi) The breach of the Noncompetition Agreement, as defined in the Purchase Agreement, by any party thereto other than Purchaser;

         (b) Upon the occurrence of any of the following events, AT may terminate this Agreement by delivering written notice of such termination to
Purchaser:

                  (i) Purchaser's failure to pay timely any Invoice within ten (10) days after receipt of written notice from Purchaser of such failure, unless Purchaser, in good faith, disputes the amount of such Invoice or the quality of the goods covered by such Invoice and has delivered to AT written notice of such dispute;

                  (ii) Purchaser's failure to cure any breach of this Agreement within ten (10) days after AT's delivery to Purchaser of written notice thereof; or

                  (iii) Commencing 2004, on each December 16 occurring during the Term, if, during the previous year, Purchaser has not ordered Fabric and/or Lamination Services with an aggregate purchase price of at least Ten Million and No/100 Dollars ($10,000,000.00); provided, however, that (A) Purchaser shall not be in breach of this Agreement merely because AT becomes entitled to terminate this Agreement pursuant to this Section 6(b)(iii), (B) AT's right to terminate this Agreement pursuant to this Section 6(b)(iii) shall be the sole and exclusive consequence of Purchaser's ordering Fabric and Lamination Services in an amount less than Ten Million and No/100 Dollars ($10,000,000.00), and
                           (C) the amounts of all orders of Purchaser that are rejected by AT shall be included in the calculation of such aggregate purchase price.

         Each of the events described in Sections 6(a) and 6(b) is an "Early Termination Event."

         (c) Anything herein to the contrary notwithstanding, termination of this Agreement for any reason shall not alter, diminish or limit (i) the then existing obligations of either party to pay to the other any amounts due hereunder, (ii) the post-termination obligations set forth in Section 7 below, or (iii) the indemnification obligations of either party set forth in Section 10 below.

7.       TERMINATION OF AGREEMENT.

         (a) If this Agreement is terminated by any party in accordance with clause (i) of Section 1 or by AT in accordance with Section 6(b), then within thirty (30) days after the Termination Date, Purchaser shall purchase from AT, and AT shall sell to Purchaser, all inventory owned by AT, including, without limitation, all raw materials, yarn, greige goods and in-process goods, purchased or acquired at the direction or request of Purchaser and necessary for the production of the AT-Made Fabric ordered by Purchaser in Weekly Demand Releases previously accepted by AT. Without limiting the foregoing, if at the termination of this Agreement there remains any raw materials in AT's inventory, which was purchased prior to the

Effective Date to satisfy previously made orders for AT-Made Fabric or Lamination Services, and is not yet In Process Fabric, Purchaser shall purchase such raw materials. The purchase price for any such raw materials and other inventory in accordance with this Section 7(a) shall be AT's cost, as "cost" is defined by United States General Accepted Accounting Principles (GAAP).

         (b) Upon termination of this Agreement, Purchaser shall have not less than forty-five (45) days after the Termination Date to remove from AT's production facility the Invoiced Inventory and any other inventory or materials owned by Purchaser. Until such time as Purchaser has removed the Invoiced Inventory and all other inventory and materials owned by Purchaser, AT shall store and maintain the Invoiced Inventory and all other inventory and materials owned by Purchaser in accordance with Section 5 above. After the forty five (45) day-period mentioned above, AT shall be entitled to deposit at the sole cost of Purchaser the Invoiced Inventory and any other inventory or materials owned by Purchaser with a Deposit General Warehouse (Almacen General de Deposito) and appear before a judge having jurisdiction on Ecatepec de Morelos, Estado de Mexico to perform delivery by means of consignacion de pago.

8.       [INTENTIONALLY OMITTED]

9. PIECE-DYED AUTOMOTIVE PRODUCTS. AT shall cooperate with Purchaser to transfer the production of the piece-dyed automotive products identified on
Schedule 2(a), attached hereto and incorporated herein by reference ("Piece-Dyed Goods"), from AT's facility to another production facility. Purchaser shall use its commercially reasonable efforts to accomplish such transfer by December 31, 2003. Until such time as the production of any Piece-Dyed Good is transferred from AT's facility, such Piece-Dyed Good shall be deemed "AT-Made Fabric" for purposes of this Agreement and the production and sale of such Piece-Dyed Good shall be subject to the terms and conditions of this Agreement; provided, however, that the price for the Piece-Dyed Goods shall be the full Net Sales Price. After the transfer of the production of any Piece-Dyed Good, to the extent that AT shall provide Lamination Services for such Piece-Dyed Good, such Piece-Dyed Good shall be deemed "Laminated Fabric" for purposes of this Agreement and the Lamination Services performed by AT with respect to such Piece-Dyed Good shall be subject to the terms and conditions of this Agreement. When the production of all Piece-Dyed Goods has been transferred, AT shall sell to Purchaser and Purchaser shall purchase from AT all inventory (including, without limitation, raw materials) required for the production of the Piece-Dyed Goods ordered by Purchaser in the most recent Weekly Demand Release and purchased or acquired by AT at Purchaser's request. The purchase price for such inventory shall be AT's cost as defined by GAAP.

10. LEASE OF OFFICE SPACE. TZ, AT, SCA, or such other appropriate affiliated party of any of them (as referenced in this Section 10, the "Landlord") shall lease to Purchaser certain office space as more particularly described in Schedule 10 (the "Office Space") at a rate equal to $4,000 (U.S. Dollars) per month, or such pro rata portion thereof. All rent shall be due and payable on the 1st day of each month. The Landlord shall be responsible for paying any and all taxes incurred, insurance, maintenance and utilities (but excluding telephone services) with respect to the Office Space. Purchaser shall lease the Office Space during the Term of this Agreement; provided, however, that (i) Purchaser shall have the option to earlier terminate its lease of the

Office Space pursuant to this Section 10 upon delivering notice to the Landlord no less that thirty (30) calendar days prior to such termination, and (ii) in the event this Agreement is terminated by Purchaser pursuant to an Early Termination Event (as defined in Section 6 of this Agreement), Purchaser, at its option, shall be entitled to remain in the Office Space for a period not to exceed forty five (45) days following the date of such termination.

11.      INDEMNIFICATION.

         (a) Obligation of AT, SCA, TZ and Acquisition LLC to Indemnify. AT, SCA, TZ and Acquisition LLC each agrees to indemnify, defend and hold harmless Purchaser against and with respect to any and all claims, demands, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including, without limitation, interest, penalties and reasonable attorneys' fees ("Losses") that Purchaser shall incur or suffer in connection with the transactions contemplated by this Agreement, which directly or indirectly arise out of, result from or relate to (i) the breach by AT, SCA, TZ or Acquisition LLC of any provision of this Agreement, (ii) AT's manufacture, lamination, transport, testing, inspection, packing or other treatment of Fabric, (iii) AT's performance of the Lamination Services, or (iv) any negligent, reckless or other tortious act or failure to act by AT, TZ, SCA or Acquisition LLC.

         (b) Obligation of Purchaser to Indemnify. Purchaser agrees to indemnify, defend and hold harmless AT, TZ, SCA and Acquisition LLC against and in respect of any and all Losses that AT shall incur or suffer in connection with the transactions contemplated by this Agreement, which directly or indirectly arise out of, result from or relate to the breach by Purchaser, TZ or Acquisition LLC of any provision of this Agreement.

         (c) Claims for Indemnification. Any claim for indemnification which is based upon a final judgment, decree or award of a court of competent jurisdiction requiring the payment of money by any party to this Agreement or any of its officers, directors, shareholders or controlling persons, shall be conclusive as to the amount of such claim, provided a certified copy of such judgment, decree or award accompanies the notice relating to such claim and provided further that the party seeking indemnification (the "Indemnitee") shall have complied with the requirements of Section 11(d) below. Any claim for indemnification shall be conclusive in all respects thirty (30) days after receipt by the party from whom indemnification is sought (the "Indemnitor") of notice thereof, unless within such period the Indemnitor shall have sent to the Indemnitee, and Indemnitee shall have received, notice questioning the propriety of the claim, in which case such claim, unless settled by agreement of the parties, shall be promptly referred to arbitration as provided in Section 12 below. In the event that a party makes a claim for indemnification, and the Indemnitor contests such claim but the claim is not settled or referred to arbitration within sixty (60) days after receipt by the Indemnitor of notice of the claim from the Indemnitee, such claim shall be regarded as conclusive in all respects.

         (d) Third Party Claims. In the event that any legal proceeding shall be instituted, or any claim or demand shall be asserted, by any third party in respect of which indemnity may be sought by either party pursuant to the provisions of this Agreement, the Indemnitee, with reasonable promptness after obtaining knowledge of such proceeding, claim, or demand shall give written notice thereof to the Indemnitor, who shall then engage counsel of its choice in connection with such matter, which counsel shall be reasonably satisfactory to the Indemnitee, and defend against, negotiate, settle or otherwise deal with any such proceeding, claim or demand; provided, however, that without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld, the Indemnitor shall not consent to the entry of any judgment in or agree to any settlement of any such matters; further provided, that the Indemnitee may retain counsel, at its own expense, to represent it and participate in connection with any such proceeding or claim or demand. Failure by the Indemnitor to commence defending any proceeding, claim or demand with respect to which indemnity is sought within thirty (30) days after notice thereof shall have been given by the Indemnitee shall be a breach of the Indemnitor's obligations hereunder. The Indemnitor shall take or cause to be taken all steps necessary in connection with such defense, and the Indemnitee shall in all events be entitled to indemnity with respect to such matter, as provided in this Agreement. In the event that the Indemnitor breaches its obligations hereunder by failing to defend any proceeding, claim or demand with respect to which indemnity is sought, the Indemnitee may defend against, settle or otherwise deal with any such proceeding, claim or demand in such matter as it may in its good faith discretion deem appropriate, and the Indemnitor shall be liable for indemnification with respect to such matter, including without limitation the reasonable costs of such defense, as provided in this Agreement. In the event of any proceeding, claim or demand by a third party with respect to which a claim for indemnification is made hereunder, the parties hereto agree that they will cooperate fully with each other in connection with the defense or settlement of such matter.

12.      GOVERNING LAW; ARBITRATION; JURISDICTION AND VENUE.

         (a) This Agreement shall be construed, governed by and enforced in accordance with the laws of the State of Delaware, USA, excluding any choice-of-law provisions that might cause another state's or country's laws to apply.

         (b) Any controversy or claim arising out of or relating to this Agreement or breach hereof shall be settled exclusively by binding arbitration administered by the American Arbitration Association in accordance with its International Arbitration Rules (the "AAA Rules") as modified by Section 12(c) below; provided, however, that in the event that any party hereto named in such controversy or claim seeks injunctive relief, such party may elect to file such controversy or claim in a State or federal court located in New York City, New York, USA.

         (c) In the event of arbitration of a claim or controversy, there shall be three arbitrators. Guilford shall select one arbitrator, TZ shall select one arbitrator, and the two selected arbitrators will designate the third arbitrator. The place of arbitration shall be New York City, New York, USA, unless otherwise agreed by the parties to the arbitration, and the language of the arbitration shall be the English language. The parties shall share equally the cost of the arbitrator's fees and expenses and any administrative expenses as they arise. Judgment upon the award by the arbitrator may be entered in any court having jurisdiction thereof. As part of such award, the prevailing party (as determined by the arbitrator) shall be awarded the arbitrator's fees and expenses and any administrative expenses previously paid by such party. Any award shall be a conclusive determination of the matter and shall be binding upon the parties and shall not be contested by any of them.

         (d) In the event that a party to a claim or controversy seeks injunctive relief and desires that a State or federal court hear such claim or controversy, each party hereto agrees that a State or federal court located in New York City, New York, USA shall be the exclusive forum for the filing of any lawsuit arising out of, resulting from or filed in connection with this Agreement or its interpretation, performance or breach.

         (e) Each party hereto hereby (i) consents to the personal jurisdiction of the state and federal courts located in New York City, New York, USA with respect to any lawsuit arising out of, resulting from or filed in connection with this Agreement or its interpretation, performance and breach, and (ii) waives any claim that any state or federal court located in New York City, New York, USA is an inappropriate or inconvenient forum; provided, however, that this sentence shall not be construed as a waiver of any party's right to demand arbitration nor shall it be used by either party as a defense to the other party's claim for arbitration.

13. ASSIGNMENT. This Agreement shall not be transferred or assigned by any party, in whole or in part, except in accordance with this Section 13. Any party not currently in default with respect to this Agreement may assign or transfer its rights hereunder to any successor or wholly-owned subsidiary; provided, however, that (i) such transfer or assignment shall not relieve such assigning party of any obligation or liability hereunder and (ii) such assignee shall execute an instrument of accession or other appropriate document or instrument to bind assignee to the terms of this Agreement. Without limiting the foregoing, this Agreement shall inure to the benefit of and be binding upon the parties and their successors and assigns.

14. WAIVER. No waiver by any party of any breach by the other party of any of the representations, warranties, covenants or other obligations of such party set forth herein shall be construed as a waiver of any succeeding breach of the same or any other representation, warranty, covenant or other obligation. No waiver shall be binding unless executed in writing by the party or parties making such waiver.

15.      NOTICES.

         (a) Except as set forth in this Section 15, all notices or other communications required or permitted hereunder to be delivered in writing shall be effective (a) when personally delivered by courier or otherwise to the party to be given such notice or other communication, or (b) on the business day following the day such notice or other communication is sent by telex, facsimile or similar electronic device, fully prepaid, which telex, facsimile or similar electronic communication shall promptly be confirmed by telephone communication, or (c) on the fifth day following the date of deposit in the United States mail if such notice or other communication is sent by certified or registered air mail (or its equivalent) with return receipt requested and postage thereon fully prepaid. The addresses for such notices shall be as follows:

         If to AT:

                  American Textil, S.A. de C.V.
                  Av. Via Morelos No. 68
                  Col. Rustica Xalostoc
                  Ecatepec de Morelos, Xalostoc
                  Edo. de Mexico C.P. 55540
                  Attention: Gabriel Nabielsky
                  Facsimile: 011-5255-5699-2290
                  Phone: 011-5255-5699-2200

         With copy to:

                  Armando Rivera J.
                  Franck, Galicia y Robles, S.C.
                  Blvd. Manuel Avila Camacho 24, Piso 7
                  Col. Lomas de Chapultepec
                  11000 Mexico, D.F.
                  Facsimile: 011 5255 5540-9202
                  Phone: 011-5255-5540-9228

         If to Purchaser:

                  Guilford Mills, Inc.
                  6001 W. Market Street
                  Greensboro, North Carolina  27409
                  Attention: Chief Financial Officer and General Counsel
                  Facsimile: (336) 316-4057
                  Phone: (336) 316-4417

         With copy to:

                  Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P. 230 N. Elm Street (27401)
                  Post Office Box 26000 (27420)
                  Greensboro, North Carolina
                  Attention: Jim Phillips and John Cross
                  Facsimile: (336) 378-1001
                  Phone: (336) 373-8850

         (b) With respect to notices to and from Purchaser's Automotive Business Unit Planning Manager and AT's Operation Manager and Planning Assistant, as contemplated in Section 3(c) of this Agreement, the parties shall notify each other in writing as to the identity and mailing address and contact information for such Automotive Business Unit Planning Manager, Operation Manager and Planning Assistant, from time to time, and the parties shall provide notices in the manner set forth in Section 3(c).

         (c) Any party hereto may, by notice to the other parties hereto, change its address for receipt of notices hereunder.

16. FORCE MAJEURE. If any party is prevented from complying, either totally or in part, with any of the terms or provisions of this Agreement by reason of fire, flood, storm, strike, lockout or other labor trouble, riot, war, rebellion, accident or other acts of God, then any other party's sole remedies with respect thereto are as follows: (i) suspending this Agreement during the period of such disability and/or (ii) terminating this Agreement in accordance with its terms. If the non-breaching party elects to suspend or continue this Agreement, the party prevented from complying shall make all reasonable efforts to remove such disability within thirty (30) days of giving such notice.

17. ENTIRE AGREEMENT. This Agreement, along with all Exhibits and Schedules attached hereto, and the Purchase Agreement, Assignment of Collection Rights, the Noncompetition Agreement, the Release Agreements, Administrative Services Agreement, the Information Technology Agreement and any other documents referred to herein or therein which form a part hereof or thereof, embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties, covenants or understandings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter. Except as set forth herein, no supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all of the parties hereto.

18. COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Execution of this Agreement by facsimile shall be deemed effective and signatures received by facsimile shall be effective as original signatures.

19. CONFLICT. In the event that the terms contained in any Purchase Order, Invoice or other document evidencing a bill, order, shipment or other transaction contemplated hereby conflicts with the terms of this Agreement, the terms of this Agreement shall control.

20. SEVERABILITY. If any provision contained in this Agreement shall for any reason be held invalid or unenforceable by a court of competent jurisdiction, then the party entitled to the benefit of such provision may either (i) rescind this Agreement in its entirety, or (ii) elect to have this Agreement continue in effect by either (as such party may elect) reforming (to the extent permitted by law) such provision to make it enforceable or treating the provision as deleted from this Agreement.

21. CAPITALIZED TERMS. Capitalized terms not otherwise defined herein shall have the meaning assigned in the Purchase Agreement.

22. NO CONSTRUCTION AGAINST DRAFTER. Each party has cooperated in the drafting and preparation of this Agreement. Therefore, the status of any party as drafter of any term of this Agreement shall not affect the construction or interpretation of such term of this Agreement. Each term of this Agreement is contractual and not merely a recital.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives, on the day and year first above written.

                                    TEXTILES ZANA, S.A. DE C.V.



                                    By:    /s/ Gabriel Nabielsky
                                           ---------------------
                                    Name:  Gabriel Nabielsky
                                           ---------------------
                                    Title: Attorney-in-Fact
                                           ---------------------


                                    AMERICAN TEXTIL ACQUISITION, LLC



                                    By:    /s/ Gabriel Nabielsky
                                           ------------------------------
                                    Name:  Gabriel Nabielsky on behalf of
                                           Textiles Zana, S.A. de C.V.
                                           ------------------------------
                                    Title: Attorney-in-Fact
                                           ------------------------------


                                    SERVICIOS CORPORATIVOS AMBAR, S.A. DE C.V.



                                    By:    /s/ Gabriel Nabielsky
                                           ---------------------
                                    Name:  Gabriel Nabielsky
                                           ---------------------
                                    Title: Attorney-in-Fact
                                           ---------------------


                                    AMERICAN TEXTIL, S.A. DE C.V.



                                    By:    /s/ Gabriel Nabielsky
                                           ---------------------
                                    Name:  Gabriel Nabielsky
                                           ---------------------
                                    Title: Attorney-in-Fact
                                           ---------------------


                                    GUILFORD DE MEXICO, S.A. DE C.V.



                                    By:    /s/ Robert A. Emken, Jr.
                                           ------------------------
                                    Name:  Robert A. Emken, Jr.
                                           ------------------------
                                    Title: Attorney-in-Fact
                                           ------------------------

                                    GUILFORD MILLS, INC.



                                    By:    /s/ Robert A. Emken, Jr.
                                           ------------------------
                                    Name:  Robert A. Emken, Jr.
                                           ------------------------
                                    Title: General Counsel
                                           ------------------------